UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________

FORM 8-K
__________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2024

Lexicon Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-30111	76-0474169
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2445 Technology Forest Blvd., 11th Floor
The Woodlands, Texas 77381
(Address of principal executive offices and Zip Code)

(281) 863-3000
(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	LXRX	The Nasdaq Global Select Market
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On September 13, 2024, we and Jeffrey L. Wade determined that his employment as our president and chief operating officer (in which capacity, Mr. Wade has functioned as our principal financial officer) would terminate as of September 30, 2024.

In connection with the termination of his employment, we entered into a separation agreement with Mr. Wade providing that we will pay Mr. Wade salary continuation payments in an amount equal to his current base annual salary of $585,000 for a period of twelve months following the date of his termination of employment (the “Separation Date”). We will also pay Mr. Wade an additional, lump sum payment of $175,500, or 50% of his current target cash bonus, payable within 30 days of the Separation Date. In addition, we will make monthly payments of $3,700 for a period of 12 months to provide for his cost of continued benefit coverage under COBRA during such period and provide certain executive outplacement services.

Also in connection with the termination of his employment, we entered into a consulting agreement with Mr. Wade on September 13, 2024 pursuant to which he will provide his consulting and advisory services for a period of eight months following the date of his termination of employment and we will pay Mr. Wade fees of $3,000 per month.

Copies of the separation agreement and consulting agreement are attached to this current report on Form 8-K as Exhibit 10.1 and 10.2, respectively, and the above summaries are qualified in their entirety by reference to the full text of such agreements.

(c) Effective as of the date of termination of Mr. Wade’s employment, Kristen L. Alexander will assume the function of our principal financial officer. Ms. Alexander, 56, has been our vice president, finance and accounting and principal accounting officer since September 2021 and previously served as controller since joining our company in 2017. Ms. Alexander previously served as controller of Johnson Specialty Tools, LLC and in a variety of finance and accounting management positions for Trican Well Services, L.P., Nabors Industries Ltd. and Ernst & Young, LLP. Ms. Alexander is a certified public accountant and received her B.B.A. from the University of Oklahoma.

(e) The information set forth in the second and third paragraphs of Item 5.02(b) is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.		Description
10.1	—	Separation Agreement, dated September 13, 2024, with Jeffrey L. Wade
10.2	—	Consulting Agreement, dated September 13, 2024, with Jeffrey L. Wade
EX-104	—	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lexicon Pharmaceuticals, Inc.

Date: September 16, 2024	By:	/s/ Brian T. Crum
Brian T. Crum
Senior Vice President and General Counsel